Exhibit 10.26

AMENDED, RESTATED AND CONSOLIDATED LOAN AGREEMENT

This Amended, Restated and Consolidated Loan Agreement (this “Agreement”) is entered into as of this ____ day of February, 2022, by and among AMERICAN FARMLAND COMPANY L.P., a Delaware limited partnership, (“Borrower”), whose address is 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, FARMLAND PARTNERS, INC., a Maryland corporation, FARMLAND PARTNERS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Guarantors”), whose addresses are 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, and RUTLEDGE INVESTMENT COMPANY, a Tennessee corporation, (“Lender”), whose address, for purposes of this Agreement, is 5160 Sanderlin Avenue, Suite One, Memphis, Tennessee 38117.

RECITALS

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated December 6, 2013 (the “First Loan Agreement”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount not to exceed $25,000,000 (the “First Loan”);

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated January 14, 2015 (the “Second Loan Agreement”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount not to exceed $25,000,000 (the “Second Loan”);

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated August 18, 2015 (the “Third Loan Agreement”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount not to exceed $25,000,000 (the “Third Loan”);

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated December 22, 2015 (the “Fourth Loan Agreement”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount not to exceed $15,000,000 (the “Fourth Loan”);

WHEREAS, Borrower and Lender executed that certain Fifth Loan Agreement, dated February 3, 2017 (the “Fifth Loan Agreement” and together with the First Loan Agreement, Second Loan Agreement, Third Loan Agreement and Fourth Loan Agreement, the “Loan Agreements”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount not to exceed $30,000,000 (the “Fifth Loan, and together with the First Loan, Second Loan, Third Loan and Fourth Loan, the “Loans” and collectively called the “Loan”);

WHEREAS, Borrower and Lender previously amended the terms and conditions of the First Loan Agreement, Second Loan Agreement, Third Loan Agreement and Fourth Loan Agreement pursuant to that certain Amendment to Loan Agreements dated December 22, 2015;

WHEREAS, Borrower and Lender have amended the terms and conditions of the First Loan Agreement, Second Loan Agreement, Third Loan Agreement and Fourth Loan Agreement pursuant to that certain Second Amendment to Loan Agreements dated February 3, 2017;

WHEREAS, Borrower and Lender have amended the terms and conditions of the First Loan Agreement, Second Loan Agreement, Third Loan Agreement, Fourth Loan Agreement and Fifth Loan Agreement pursuant to that certain Third Amendment to Loan Agreements dated January 29, 2021;

WHEREAS, Borrower and Lender have agreed to consolidate the Loans into a single indebtedness, modify the terms and extend the maturities thereof; and

WHEREAS, this Agreement amends and restates in its entirety the Loan Agreements.

In connection with the funding and administration of the Loan, the parties hereto agree as follows:

DEFINITIONS

The following terms as used in this Agreement and/or in the other Loan Documents shall have the following meanings:

1.1Advance(s). A disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf under the terms and conditions of this Agreement.

1.2Appraisals. Uniform agricultural appraisal reports acceptable to Lender in its reasonable but sole discretion.

1.3Appraised Value. The combined total value of the Properties as established by the Appraisals.

1.4Assignments of Leases. The Assignment of Leases, Contracts, Rents and Agreements previously executed by the Owners of the Properties in favor of Lender to secure the Obligations.

1.5Assignment of Leases Modifications. The Assignment of Leases Modification and Extension Agreements of even date herewith, executed by Owners in favor of Lender on the Properties.

1.6Business Day. Any day that is not a Saturday, Sunday or banking holiday in the State.

1.7Commitment. An amount equal to $112,000,000, as such amount steps down pursuant to Section 3.6.

1.8Consolidation Agreement. The Consolidation of Notes, Modification and Extension Agreement of even date herewith, executed by and between Borrower and Lender pursuant to which the Loans have been consolidated into a single indebtedness of Borrower to Lender and the terms of which have been modified and the maturity extended.

1.9Costs. All fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after a Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Properties.

1.10Deed of Trust Modifications. The Deed of Trust Modification and Extension Agreements of even date herewith from the applicable Owners to Lender encumbering the Properties secured by the prior Revolving Credit Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings (the “Deeds of Trust”) and securing repayment of the Obligations.

1.11Default Rate. A rate equal to the highest rate of interest allowed by applicable Law.

1.12Environmental Due Diligence. Environmental due diligence for the Properties acceptable to Lender, which may include, at Lender’s discretion, phase I or II environmental site assessments.

1.13Event of Default. The occurrence of any of the events described in Section 7 of this Agreement.

1.14GAAP. Generally accepted accounting principles.

1.15Governmental Authority. Any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

1.16Guaranties. Those certain Amended and Restated Guaranty Agreements dated of even date herewith executed by Guarantors in favor of Lender in which Guarantors, jointly and severally, guarantee to Lender the repayment in full of the Loan.

1.17Indemnity Agreements. The Environmental Indemnity Agreements previously executed by Borrower and the Owners in favor of Lender.

1.18Law(s). All federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction over Borrower, Guarantors and the Properties, as may be in effect from time to time.

1.19Leases. All leases and other similar agreements, whether now existing or hereafter entered into, for the Properties, including all lease guaranties related thereto, as the same may be amended or modified from time to time.

1.20Loan. The revolving credit loan in the principal amount not to exceed the amount of the Commitment, as evidenced by the Consolidation Agreement; provided the amounts advanced from time to time shall not exceed fifty percent (50%) of the Appraised Value of the Properties, as determined by Lender based upon the most recent Appraisals; and subject to the Step Down. The Loan shall bear interest at an adjustable rate as set forth in the Consolidation Agreement with interest only payable quarterly and on the Maturity Date.

1.21Loan Documents. The Notes, the Consolidation Agreement, the Deeds of Trust, the Deed of Trust Modifications, the Mortgages, the Mortgage Modifications, the Assignment of

Leases, the Assignment of Leases Modifications, the Indemnity Agreements, this Agreement, the Guaranties and any other documents or instruments evidencing or securing the Loan.

1.22Loan Proceeds. Funds disbursed or to be disbursed under the Consolidation Agreement pursuant to this Agreement.

1.23Mortgage Modifications. The Mortgage Modification and Extension Agreements of even date herewith from the applicable Owners to Lender encumbering the Properties secured by the prior Revolving Credit Mortgages, Assignments of Rents, Security Agreements and Fixture Filings (the “Mortgages”) and securing repayment of the Obligations.

1.24Notes. The First Note, the Second Note, the Third Note, the Fourth Note and the Fifth Note, as those terms are defined in the Consolidation Agreement.

1.25Obligations. All present and future debts, obligations and liabilities of Borrower and Owners to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Notes or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, and other amounts due at any time under the Notes and the Consolidation Agreement; (b) to pay all expenses, indemnification payments, fees and other amounts due at any time under the Loan Documents, together with interest as provided in the Loan Documents; and (c) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower, Owners  and Guarantors are required to perform, observe or comply with pursuant to the terms of the Loan Documents.

1.26Owners. (a) Arnold (CA) LLC, a Delaware limited liability company; (b) AFC Florida, LLC, a Delaware corporation; (c) AFC Illinois, LLC, a Delaware limited liability company; (d) Jefferson (AR) LLC, a Delaware limited liability company; (e) AFC Illinois II, LLC, a Delaware limited liability company; (f) Jimmy (GA) LLC, a Delaware limited liability company; (g) Scott (FL) LLC, a Delaware limited liability company; and (h) PH Farms, LLC, an Illinois limited liability company

1.27Person. An individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

1.28Properties. The agricultural farmland owned by the Owners, as more particularly described in the Mortgage Modifications and the Deed of Trust Modifications and including without limitation, all of the estate, right, title and interest of the Owners into the farmland described in the Mortgage Modifications and the Deed of Trust Modifications, together with all buildings, structures, and improvements of every nature whatsoever now or hereafter situated thereon.

1.29Step Down. Defined in Section 3.3 hereof.

1.30State. The State of Tennessee.

1.31Title Commitments. American Land Title Association (“ALTA”) mortgagee’s title insurance commitments for title endorsements to the Prior Title Policies (the “Endorsements”) to be issued by the Title Insurance Company or its affiliates and bringing the effective dates of the Prior Title Policies up through the recordation dates of the Mortgage Modifications and the Deed of Trust Modifications and additionally increasing the effective dates of the existing endorsements to the Prior Title Policies in such form as is acceptable to Lender.

1.32Title Insurance Agent. Fidelity National Title Group

Contact Information:6060 Poplar Avenue, Suite LL37

Memphis, Tennessee 38119

Attn:  Pam Cox

Telephone: (901) 786-6016

Fax: (901) 821-0400

Email:   pam.cox@fntg.com

1.33Title Insurance Company. Fidelity National Title Group.

1.34Title Insurance Policies. ALTA mortgagee’s title insurance policies previously issued by the Title Insurance Company (the “Prior Title Policies”) insuring the Deeds of Trusts and Mortgages and showing fee simple title to the Properties vested in the Owners and insuring the Mortgages and Deeds of Trust as first liens on the Properties, subject only to exceptions approved by Lender, and otherwise in form and substance acceptable to Lender including endorsements thereto.

WARRANTIES AND REPRESENTATIONS

In consideration of Lender committing to continue funding the Loan, Borrower hereby represents and warrants to Lender, as follows:

Purpose of Loan. The Loan shall be used for working capital purposes, acquisition costs for additional farmland and such other corporate purposes utilized by Borrower in its business.  The Loan is for commercial purposes.

Pending Suits. Except as disclosed to Lender in writing or in any report required under U.S. Securities and Exchange Commission (the "SEC") rules applicable to Borrower or Borrower's affiliates, to Borrower’s knowledge, there are no suits, judgments, bankruptcies or executions pending or threatened against Borrower, Owners or the Properties which, if decided adversely to Borrower, Owners or the Properties, would materially and adversely affect the financial condition of Borrower, Owners or the Properties.

Financial Statements. The financial statements most recently delivered by Borrower and Guarantors to Lender (the “Statements”) are true and correct in all material respects, and fairly present the respective financial condition of the subject thereof as of the respective dates thereof. Except as disclosed to Lender in writing or in any report required under SEC rules applicable to Borrower or Borrower's affiliates, no material adverse change has occurred in the financial condition of Borrower and Guarantors as reflected in the Statements since the respective dates thereof, and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or other borrowing approved by Lender.

No Mechanic’s or Materialmen’s Liens. Neither Borrower nor Owners have, as of the date hereof, permitted any work at the Properties or the delivery of any materials to the Properties which to Borrower's knowledge have given rise to a lien on the Properties.

No Violation of Other Agreements. The consummation of the transactions contemplated by this Agreement and the performance of this Agreement and Loan Documents will not result in any breach of, or constitute an Event of Default under, the Borrower’s, Guarantors’ or Owners’ organizational documents or any other material instrument or agreement to which Borrower or Owners are a party or by which they may be bound or affected.

Leases. All existing Leases are in full force and effect and, to Borrower’s knowledge, no material default exists under the Leases as of the date hereof.

THE LOAN

Use and Purposes. Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan Proceeds, such Loan Proceeds to be subject to all of the terms, provisions and conditions of this Agreement.  The Loan is a revolving line of credit and the outstanding principal balance of the Loan may, from time to time, increase or decrease and may be repaid and re-borrowed as provided in the Note and the Consolidation Agreement, but shall never, at any one time, exceed the amount of the Commitment.  Borrower’s right to re-borrow expires at the earlier of an Event of Default under any of the Loan Documents or March 1, 2027 (“Maturity Date”).

Advances Secured by Loan Documents. All disbursements or advances made by Lender hereunder, from time to time, and any amounts expended by Lender under this Agreement or the other Loan Documents, and all other loan expenses, including reasonable attorneys fees, as and when advanced or incurred, will be deemed to be a part of the Obligations and as such will be secured by the Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein.

Request for an Advance. During the term of this Agreement, Borrower may from time to time request an Advance under the Loan, provided that the total principal amount outstanding thereunder shall not at any time exceed the lesser of (i) the amount of the Commitment, or (ii) fifty percent (50%) of the Appraised Value of the Properties as specified in Section 6.13 hereof. Any request made by Borrower for an Advance must be provided to Lender at least two (2) Business Days prior to Lender’s funding of the Advance. Borrower shall make the Advance request by completing the information on the Wire Transfer Notification which is attached hereto as Exhibit A.

Principal Reduction Payments. During the term of this Agreement, Borrower may at any time make principal reduction payments for the benefit of Lender without penalty or premium. Borrower shall make such payments by wire transfer to Farm Credit Mid-America pursuant to the wire transfer instructions attached hereto as Exhibit A.

Advance Authority. The following Persons are authorized to request Advances under the Loan: (i) Luca Fabbri, President, and (ii) James Gilligan, Chief Financial Officer. Borrower shall provide written notice to Lender of any additions or deletions as to the Persons authorized to request Advances from time to time.

Step Down. The Commitment shall decrease by two and fifty hundredths percent (2.50%) per year on each anniversary of this Agreement (the “Step Down”).

CONDITIONS TO CLOSING

Unless otherwise agreed by Lender in writing, Lender will not be obligated to continue to disburse Loan Proceeds unless and until the following conditions have been satisfied (all in a manner acceptable to Lender):

Loan Documents.  Borrower shall have furnished or delivered to Lender, in form and substance acceptable to Lender, the Loan Documents executed by Borrower, Owners and Guarantors, as applicable.

Closing Costs.  Borrower shall have paid all reasonable Costs incurred by Lender in connection with the Loan, including, without limitation, title updates, title premiums, title endorsement fees, recording costs, indebtedness tax, mortgage stamp tax and all similar costs and the reasonable fees of counsel for the Lender.

Financial Statements.  Borrower and Guarantor shall have delivered to Lender current financial statements certified to be true, correct and complete.  Said financial statements must be current within the last twelve (12) months.

Title Policies.  Lender shall have procured Title Commitments for the issuance of the Endorsements, in a form acceptable to Lender.

Insurance.  Borrower shall have furnished to Lender evidence, either in the form of duplicate policies, binders or certificates, acceptable to Lender (identifying each insurance policy, name of insurer, amount of coverage, deductible provisions and expiration date) that Borrower has purchased, and has in full force and effect as required by Lender and the Loan Documents, including property casualty, commercial liability and any flood insurance coverage required by Lender.

Appraisals.  Lender shall have obtained the Appraisals of the Properties which are satisfactory to Lender in amount, form and substance.  Borrower shall pay for the cost of the Appraisals.

Organizational Documents.  Lender shall be provided with a copy of Borrower’s, Guarantors’ and Owners’ organizational documents and evidence of authority to sign this Agreement and the other Loan Documents.

Environmental Due Diligence.  Lender shall be provided with such Environmental Due Diligence for the Property as Lender may require, in form and content acceptable to Lender.  All reports shall be addressed to Lender.    Borrower shall pay for the cost of the Environmental Due Diligence.

Opinion of Counsel.  Borrower shall provide Lender with an opinion from counsel to Borrower, Guarantors and Owners, in such form and content as reasonably required by Lender.

Leases.  Lender shall have received and approved executed copies of the Leases.

Commitment Fee.  Payment of the commitment fee to Lender in the amount of $560,000.00.

Conditions for Further Disbursement of Loan Proceeds. Lender shall not be obligated to make any additional Advances of Loan proceeds unless all of the conditions described in this Article 4 and the following additional conditions shall have been satisfied:

(a)  No default or Event of Default shall have occurred and be continuing;

(b)  The representations and warranties made in Article 2 hereof and elsewhere in this Agreement and in the Loan Documents shall be true and correct in all material respects; and

(c)  The Borrower shall be in compliance with the Loan-to Value covenant set forth in Section 6.13 hereof after the disbursement of such additional Loan proceeds.

COLLATERAL FOR THE LOAN

The Obligations shall be secured by a first priority lien on the Properties as evidenced by the Mortgages, as amended by the Mortgage Modifications and the Deeds of Trust, as amended by the Deed of Trust Modifications, and the Assignments of Leases, as amended by the Assignment of Leases Modification Agreements.

COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Costs.  Borrower will pay all reasonable Costs required to satisfy the conditions of this Agreement, including, but not limited to, all taxes and recording expenses, Lender’s attorney’s fees, surveys, appraisals, appraisal updates, title insurance, title updates, real estate taxes, and insurance policies.

Inspections.  Borrower will permit Lender and its representatives to enter upon the Properties at all reasonable times and upon reasonable notice to inspect the Properties and to examine all records which relate to the ownership and operation of the Properties and will cooperate, and cause Borrower’s manager, if applicable, to cooperate with Lender in such inspections.

Brokers.  Borrower will indemnify and hold harmless Lender from and against all claims of brokers and agents arising by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

Advances to Cure Default.  In the event that Borrower fails to perform any of Borrower’s covenants or agreements under this Agreement, and fails to commence a cure of such failure within ten (10) days after written notice from Lender specifying the failure and the action required to cure same, Lender may, but shall not be required to, perform any or all of such covenants and agreements, and any amounts expended by Lender in so doing will be deemed to be a part of the Obligations under this Agreement and under the Loan Documents.

Compliance with Laws and Payment of Taxes.  Borrower, Guarantors and, to the knowledge of Borrowers, the Properties are in compliance with all Laws, judgments, decrees and orders of all Government Authority. The Properties shall be owned, and Borrower shall use commercially reasonable efforts to cause the Properties to be operated, in material accordance with all applicable Laws, including, without limitation, all zoning, land use, code, setback and other applicable regulations and restrictions. Borrower shall pay all ad valorem taxes prior to delinquency and furnish proof thereof to Lender upon its request.

Books and Records; Financial Statements; Tax Returns. Borrower and Guarantors shall furnish to Lender company prepared financial statements within sixty (60) days after each quarter end. In addition, Farmland Partners, Inc. (“FPI”) shall furnish to Lender annual CPA audited financial statements within one hundred twenty (120) days of FPI’s fiscal year end, together with such other financial statements and information as Lender may reasonably request from time to time. FPI shall also furnish to Lender unaudited annual operating statements for the Properties including an updated rent roll. All financial statements shall be in form reasonably satisfactory to Lender.

Collateral Summary. Borrower shall maintain a collateral summary (in excel or similar format) (the “Collateral Summary”) for all of the Properties in order for Lender to monitor the Appraised Values of the Properties to ensure Borrower is at all times in compliance with the loan-to-value covenant in Section 6.13 hereof. The Collateral Summary shall be submitted to Lender prior to the effectiveness of this Agreement and shall be acceptable to Lender in its sole discretion. The Collateral Summary shall be updated annually to list the current Appraised Values of the Properties and such other detail as reasonably requested by Lender.

Estoppel Certificates.  Within twenty (20) days after any request by Lender, Borrower shall certify in writing to Lender, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

Notification by Borrower.  Borrower will promptly after obtaining knowledge thereof give written notice to Lender of (i) the occurrence of any Event of Default under the Loan Documents, and (ii) the occurrence of any material default, after all applicable notice and cure periods have expired, under the Leases.

Indemnification by Borrower.  Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all commercially reasonable out-of-pocket costs incurred in connection with claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Properties or the Obligations (a “Claim”), including any Claim arising out of or resulting from (a) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies to the Properties; (b) any failure by Owners to observe and perform any of the obligations imposed upon any of them as  landlords under the Leases; (c) any other Event of Default hereunder or under any of the other Loan Documents; or (d) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Properties; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the negligence or willful misconduct of Lender.  The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents, except for acts or omissions of Lender after taking possession of the Property pursuant to its remedies under the Loan Documents.

Appraisals.  Lender shall order updated Appraisals of the Properties on an annual basis, at Borrower’s expense, and which shall be addressed to Lender and approved by Lender in its reasonable but sole discretion.

Environmental Covenants.  Borrower on its own behalf and as sole member of each of the Owners, hereby represents and warrants to Lender that, to Borrowers' knowledge, the Properties remain in material compliance with the Indemnity Agreements and that it ratifies all prior covenants contained in the Indemnity Agreements.

Loan to Value Ratio.  The aggregate loan amounts outstanding under the Loan from time to time shall not exceed fifty percent (50%) of the Appraised Value of the Properties as determined by Lender during the prior twelve (12) months pursuant to updated Appraisals. The foregoing covenant shall be tested annually at the end of the fourth calendar quarter. In the event of a default under this Section 6.13, Borrower, at its election, shall have one hundred eighty (180) days (i) to cure such default by either paying down the aggregate outstanding principal amount of the Loan to an amount that would comply with this Section 6.13 or furnish additional first mortgage real estate collateral acceptable to Lender supported by title insurance, environmental due diligence and current Appraisals or (ii) deliver notice to Lender that Borrower will, at its own expense, obtain a new Appraisal of all or a portion of the Properties (a “Reappraisal Notice”).  If Borrower delivers such a Reappraisal Notice, Borrower shall, within 90 days after the date of the Reappraisal Notice, obtain and deliver to Lender a new Appraisal of all or a portion of the Properties which shall be acceptable to Lender in its reasonable but sole discretion. Subject to Lender’s approval of the new Appraisal, promptly following receipt of such new Appraisal, Lender shall recalculate the loan to value ratio using the Appraisal Value stated therein and notify Borrower of the results. If such recalculated loan to value ratio is sufficient to comply with the loan to value requirements set forth in this Section 6.13, no further action by Borrower is required with respect to the loan to value requirements for the applicable period. However, if such recalculated loan to value ratio is insufficient for such purpose, Borrower shall have the option (at any time within the 180 day period, but no later than July 1 of any year) to (i) make a prepayment which, if made prior to the date of measurement of such recalculated loan to value ratio, would have caused Borrower to be in compliance with the loan to value requirements set forth herein or (ii) furnish additional first mortgage real estate collateral acceptable to Lender.

EVENT OF DEFAULT

Events of Default by Borrower, Guarantors and /or Owners.  The occurrence of any one or more of the following shall constitute an “Event of Default” as such term is used herein:

The failure to pay accrued interest when due under the Note within three (3) days of when due;

The failure to pay all outstanding Obligations on the Maturity Date;

The failure to pay any other amounts required under the Loan Documents within five (5) days after written notice from Lender;

Any representation, warranty or statement made by Borrower or Guarantors, as applicable, in this Agreement, the other Loan Documents or any other instrument now or hereafter evidencing, securing or in any manner relating to the Loan proves to be untrue when made;

(e)Borrower shall fail to observe or perform any covenant or agreement contained in Section 4.5, Section 6.5, Section 6.6, and Section 6.9;

(f)  Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any of the other Loan Documents (other than those referred to in other clauses of this Section 7.1), and the continuance of such failure for thirty (30) days (or such shorter period provided in any other Loan Document) after the earlier to occur of (i) Borrower’s knowledge of such failure or (ii) notice by Lender to Borrower; provided, however, that, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional period of time as is reasonably necessary to cure such failure if:  (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within thirty (30) days; (3) Borrower is diligently undertaking to cure such default; and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of Collateral as a result of such continuing failure; provided, however that such additional cure period shall not exceed sixty (60) days;

(g) RESERVED;

(h)Borrower or Guarantors shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect  or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this subsection, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Borrower or  Guarantors, or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting  any of the foregoing;

(i)  An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or Guarantors, or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Borrower or Guarantors, or for a substantial part of its assets, and in any such case, such  proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)  Any execution or attachment shall be levied against any of the Properties, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied;

(k)  Any of the Loan Documents ceases to be a legal, valid and binding agreement enforceable against Borrower or Guarantors, as applicable, in accordance with the terms of such Loan Document or is in any way terminated (except in accordance with its terms or pursuant to an agreement signed by Lender) or becomes or is declared ineffective or inoperative or the validity of which is in any way challenged or contested by Borrower or Guarantors, as applicable, or ceases to give or provide (other than as a result of action taken or not taken by Lender) the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby or Borrower, Owners or Guarantors make any statement or claim that any of the Loan Documents are unenforceable; or

(l)  Any final judgment or order for the payment of money in excess of $1,000,000.00 in the aggregate shall be rendered against Borrower, Owners, or Guarantors, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

Lender’s Remedies in the Default.  Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by Law or equity, and by the terms of the Loan Documents, may, in its sole discretion, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)Take possession of the Properties and operate the Properties and do anything in its sole judgment to fulfill the obligations of Borrower hereunder, any expense incurred by Lender being deemed to be part of the Obligations, including either the right to avail itself of or procure performance of existing contracts or Leases, under the assignment to Lender or otherwise, or let any contracts with the same vendors or others. Without restricting the generality of the foregoing and for purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Properties to operate the Properties in the name of Borrower; to use funds remaining under this Agreement or which may be reserved, or escrowed or set aside for any purpose hereunder at any time to operate the Properties; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Properties;

(c)Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower;

(d)Borrower shall not be relieved of any of the Obligations by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Properties under the Loan Documents or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Properties. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein.  No remedy available to Lender under the Loan Documents or otherwise, is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity.  Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower, Owners or the Properties or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender;

(e)Withhold further disbursement of the Loan Proceeds;

(f)Declare the entire balance of the Obligations, without demand or notice of any kind (which are hereby expressly waived) to be due and payable at once and, in such event, such Obligations shall become immediately due and payable;

(g)Pursue such other remedies as may be available to Lender at Law or equity.

GENERAL COVENANTS

No Assignments by Borrower.  This Agreement may not be assigned by Borrower or Guarantors without the prior written consent of Lender. If Lender consents to Borrower’s assignment of this Agreement, Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment unless Lender agrees otherwise in connection with any such consent.

Assignment by Lender.  This Agreement, the Loan Documents and any other instrument now or hereafter evidencing, securing or in any manner affecting the Loan may be endorsed, assigned and transferred in whole or in part by Lender, and any such holder and assignee of the same will succeed to and be possessed of the rights of Lender under all of the same to the extent transferred and assigned.

Interest Not to Exceed Maximum Allowed by Law.  If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Agreement or any other Loan Document involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable Law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or Law, so that in no event shall any payment of interest or other like charges be possible under this Agreement or the other Loan Documents in excess of the limit of such validity.

Time of the Essence.  Time is of the essence of this Agreement.

No Agency.  Lender is not the agent or representative of Borrower, and Borrower is not the agent or representative of Lender, and nothing in this Agreement will be construed to make Lender liable to anyone for goods delivered or services performed upon the Properties or for debts or claims accruing against Borrower.

No Partnership or Joint Venture.  Neither anything contained herein nor the acts of the parties hereto will be construed to create a partnership or joint venture between Borrower and Lender.

No Third-Party Beneficiaries.  All conditions to the obligations of Lender to make Advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns or participants and no other person will have standing to require satisfaction of such conditions or be entitled to assume that Lender will not make disbursements in the absence of strict compliance with any or all thereof and no other person, under any circumstances, will be deemed to be beneficiary of such conditions, any or all of which may be waived in whole or in part by Lender at any time if Lender in its sole discretion deems it advisable to do so.

Waiver.  No delay or omission by Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered to be a waiver of any such Event of Default or any acquiescence therein nor shall the action or nonaction of Lender in case of an Event of Default on the part of Borrower or Guarantors impair any right or power arising therefrom.  No disbursement of the Loan hereunder shall constitute a waiver of any of the conditions to Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such condition, shall any such disbursement have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder will be sufficiently given if in writing and delivered in person or sent by reputable overnight courier to the party being given such notice at the appropriate address set forth in the first paragraph of this Agreement, or to such other address as either party may give to the other in writing for such purpose.

Partial Invalidity.  In the event any one or more of the provisions contained in this Agreement shall be for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been set forth herein.

Entire Agreement.  This Agreement, the Loan Documents and the other contracts, agreements and instruments described herein contain all of the terms and conditions related to the disbursement of the Loan by Lender and the use of the Loan by Borrower.  This Agreement may not be modified or amended except in writing signed by Borrower and Lender.

Publicity.  Lender shall not release articles concerning financing of the Properties without the written consent of Borrower.

WAIVER OF JURY TRIAL.  BORROWER, GUARANTORS AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR

CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

Further Assurances.  Borrower and Guarantors agree that at any time, and from time to time, after execution and delivery of this Agreement, each shall, upon the request of Lender, execute and deliver such further documents and do such further things as Lender may reasonably request in order to more fully effectuate the purposes of this Agreement.

Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee.

Severability.  In the case one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions shall be in no way affected, prejudiced or disturbed thereby.

Assignments and Participations.  Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants and any such participants may sub-participate such interests. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder.  Lender, its assignees, participants or sub-participants may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Properties (including environmental reports and assessments), Borrower, any of Borrower’s principals, to any actual or prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment.  Subject to applicable law, Lender shall use reasonable efforts to protect the confidentiality of the terms of the Loan and the financial or other information about Borrower and its affiliates.

Electronic Transmission of Data.  Lender, Borrower and Guarantors agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet to the parties, the parties' affiliates, agents and representatives, and other Persons involved with the subject matter of this Agreement.  Borrower and Guarantors acknowledge and agree that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower and Guarantors will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data; provided Borrower and Guarantors shall not release or indemnify Lender from and against any claim or damage caused by Lender’s gross negligence or willful misconduct.

Forum.  Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in Memphis, Tennessee with respect to any matter or dispute (a “Dispute”) arising in connection with the Loan or the Properties. Borrower hereby irrevocably waives, to the fullest extent permitted by

Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

USA Patriot Act Notice.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

(Remainder of Page Intentionally Left Blank)

EXECUTED ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

BORROWER:

AMERICAN FARMLAND COMPANY L.P., a Delaware limited partnership

By:FPI Heartland GP LLC, a

Delaware limited liability company

Its:General Partner

By: _/s/ Luca Fabbri ___________________

        Luca Fabbri

        President

GUARANTORS:

FARMLAND PARTNERS INC., a Maryland

Corporation

By: _/s/ Luca Fabbri_________________________

       Luca Fabbri, President

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP,            a Delaware limited partnership

By:  Farmland Partners OP GP, LLC

Its:   Sole general partner

By:   Farmland Partners Inc.

Its:    Sole Member

By: _/s/ Luca Fabbri  __________________

        Luca Fabbri, President

LENDER:

RUTLEDGE INVESTMENT COMPANY, a

Tennessee corporation

BY: /s/ Gwin S. Smith

Gwin S. Smith, President

EXHBIT A

WIRE TRANSFER NOTIFICATION

Farm Credit Mid-America

FAX No. 502-420-3691 or Email to MAKY_FUNDS@e-farmcredit.com

Assistance Contact: Angela Harris, Senior Loan Closer, 502-630-1063

IN CASE OF A DISBURSEMENT, NOTIFICATION SHOULD BE RECEIVED BY FAX OR EMAIL NO LATER THAN 2 P.M. (EASTERN TIME) TWO (2) BUSINESS DAYS PRIOR TO SUCH DISBURSEMENT

ARTICLE 1.WIRE INWIRE OUT

(to be received by FCMA)(to be initiated by FCMA)

Date of Payment:Date of Disbursement:

Customer Name:Customer Name:

Loan Number:Loan Number:

Wire Amount:Wire Amount:

Amount to Principal:Receiving Bank:

Amount to Interest:ABA Routing #:

Amount to ___________:Account Name:

Wire to:AgriBank -- St. PaulAccount #:

ARTICLE 2.ABA Routing No. 0960 1697 2

30 E. 7th Street, Suite 1600

St. Paul, MN 55101

Account: Farm Credit Mid-America

Louisville, KY 40299

Account No. 362405688

Authorized Signature:

Authorized Printed Name: